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                                  EXHIBIT 99.1
                            MOHAWK INDUSTRIES, INC.
                                 PRESS RELEASE


NEWS RELEASE                                  [MOHAWK LOGO APPEARS HERE]
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                                              POST OFFICE BOX 12069
                                              SOUTH INDUSTRIAL BLVD.
                                              CALHOUN, GA 30703
                                              (706) 629-7721

FOR RELEASE:        IMMEDIATELY

CONTACT:            JOHN D. SWIFT, CHIEF FINANCIAL OFFICER

                       MOHAWK INDUSTRIES, INC. ANNOUNCES
                 ACQUISITION OF DURKAN PATTERNED CARPETS, INC.

CALHOUN, GEORGIA, DECEMBER 23, 1998 - Mohawk Industries, Inc. (NYSE: MHK) today announced it signed a non binding letter of intent to acquire Durkan Patterned Carpets, Inc. Durkan is one of the leading suppliers of commercial carpet to the hospitality market. This understanding with Durkan and its shareholders, provides for Mohawk to issue approximately 3.2 million shares of its common stock to Durkan shareholders in exchange for all the outstanding capital stock of Durkan and it's affiliate as well as certain notes payable to Durkan family members pursuant to a merger agreement which is expected to be completed in early 1999. The transaction will be accounted for as a pooling of interests. The merger is expected to close during the first half of 1999. Durkan has annual sales of approximately $110 million from its various product lines.

Commenting on the proposed merger, David L. Kolb, Chairman and Chief Executive Officer of Mohawk stated, "The Durkan merger will provide opportunities to further strengthen our commercial product offerings, especially in the hospitality market. Durkan offers a line of custom printed carpet that is a leader in the industry and is manufactured with equipment that includes the latest printing technology. The combination of their extensive line of printed carpet with Mohawk's strong position in commercial room carpets will provide our customers with a broad coordinate selection of carpet for the hospitality market. We believe the acquisition to be accretive to earnings in 1999 and over the long term, our combined companies should produce
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synergies in many areas of our business that will create additional earnings potential and value for our customers and shareholders. We believe that our customers and investors will benefit substantially by this business combination. The Durkan family members will continue to manage the Durkan company as a separate subsidiary while coordinating product offerings and business activities with other Mohawk product lines. They bring extensive professional leadership in the commercial carpet industry to Mohawk."

Certain of the statements in the immediately preceding paragraphs regarding the Durkan acquisition may constitute "forward-looking statements" within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions thereof. Those statements are based on assumptions regarding the Company's ability to successfully integrate the Durkan Acquisition. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Aladdin," "Alexander Smith," "Bigelow," "Galaxy," "Harbinger," "Helios," "Horizon," "Karastan," "Mohawk," "World" and "Mohawk Commercial". Mohawk offers a broad line of washable accent and bath rugs through Aladdin and Newmark & James; area rugs through Karastan, American Rug Craftsmen and American Weavers; and decorative throws, placemats, table runners and kitchen chair pads through American Weavers. Mohawk also offers a complete laminate product line under the INSIGNIA brand name and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and commercial dealers.

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